As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	72-1455213 (I.R.S. Employer Identification No.)
3151 Briarpark Drive, Suite 700 Houston, Texas (Address of Principal Executive Offices)	77042 (Zip Code)
Bristow Group Inc. 2021 Equity Incentive Plan (Full title of the plan) _____________________
Elizabeth Matthews
Senior Vice President, General Counsel,
Head of Government Affairs, and Corporate Secretary
3151 Briarpark Drive, Suite 700
Houston, Texas 77042
(Name and address of agent for service)

(713) 267‑7600
(Telephone number, including area code, of agent for service)

With a copy to:
Samantha Hale Crispin Carina L. Antweil Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Bristow Group Inc., a Delaware corporation (the “Company”), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 655,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Bristow Group Inc. 2021 Equity Incentive Plan, as amended (the “Plan”). The Board of Directors of the Company recommended for approval and, on June 5, 2024, the stockholders approved an amendment to the Plan that increased the number of shares of Common Stock available for issuance under the Plan from 2,130,000 shares to 2,785,000 shares. In accordance with General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333-258417) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 3, 2021 relating to the Plan and the Registration Statement on Form S-8 (Registration No. 333-272483) filed by the Company with the SEC on June 7, 2023 relating to the Plan are incorporated by reference into this Registration Statement, except for those items being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents filed or to be filed with the SEC by the Company are incorporated by reference into this Registration Statement:

(a)The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 6, 2024 (the “2023 Form 10-K”);

(b)The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;

(c)The Company’s Current Reports on Form 8-K filed with the SEC on January 24, 2024, March 21, 2024 and April 16, 2024 and on Form 8-K/A filed with the SEC on February 23, 2024 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K or Form 8-K/A and any related exhibit);

(d)The information included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2024, as amended by Amendment No. 1 thereto filed with the SEC on April 23, 2024, to the extent incorporated by reference into Part III of the 2023 Form 10-K; and

(e)The description of the Common Stock contained in Exhibit 4.3 of the Company’s Annual Report on Form 10-K filed with the SEC on May 27, 2021, as the Company may update that description from time to time.

    Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Description
3.1*
Amended and Restated Certificate of Incorporation of Era Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 6, 2018).

3.2*
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Era Group Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8‑K filed with the SEC on June 17, 2020).

3.3*
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Era Group Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8‑K filed with the SEC on June 17, 2020).

3.4*	Amended and Restated Bylaws of Bristow Group Inc. (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 17, 2020).
4.1*
Form of Common Stock Certificate of Era Group Inc. (incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 2 to Registration Statement on Form 10 filed with the SEC on January 8, 2013, as amended).

4.2*
Bristow Group Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Appendix C-1 to Amendment No. 1 to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2024).

4.3*
Amendment No. 1 to Bristow Group Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Appendix C-2 to Amendment No. 1 to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2024).

4.4*
Amendment No. 2 to Bristow Group Inc. 2021 Equity Incentive Plan (incorporated herein by reference to Appendix B to Amendment No. 1 to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2024).

5.1**	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
23.1**	Consent of KPMG LLP, independent registered public accounting firm.
23.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature page of this Registration Statement).
107.1**	Filing Fee Table.
* Incorporated by reference to the filing indicated. ** Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 5th day of June, 2024.
Bristow Group Inc.

By:     /s/ Jennifer D. Whalen
Name: Jennifer D. Whalen
Title: Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Elizabeth Matthews and Jennifer D. Whalen, and each of them, each with full power to act without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of June, 2024.

Signature	Title

/s/ Christopher S. Bradshaw	President and Chief Executive Officer, and Director
Christopher S. Bradshaw	(Principal Executive Officer)

/s/ Jennifer D. Whalen	Senior Vice President, Chief Financial Officer
Jennifer D. Whalen	(Principal Financial Officer)

/s/ Donna L. Anderson	Vice President, Chief Accounting Officer
Donna L. Anderson	(Principal Accounting Officer)

/s/ Lorin L. Brass	Director
Lorin L. Brass

/s/ Wesley E. Kern	Director
Wesley E. Kern

/s/ Robert J. Manzo	Director
Robert J. Manzo

/s/ G. Mark Mickelson	Chairman of the Board and Director
G. Mark Mickelson

/s/ General Maryanne Miller, Ret.	Director
General Maryanne Miller, Ret.

/s/ Christopher Pucillo	Director
Christopher Pucillo

/s/ Shefali Shah	Director
Shefali Shah

/s/ Brian D. Truelove	Director
Brian D. Truelove